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EXHIBIT 8

April 7, 2004

Simon Property Group, Inc.
Suite 15 East
115 West Washington Street
Indianapolis, Indiana 46204

Ladies and Gentlemen:

        You have asked our opinion concerning the federal income tax matters pertaining to Simon Property Group, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (File No. 333-113884) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to shares of the Company's common stock to be sold from time to time by the selling stockholders named therein. All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

        In rendering the opinions expressed herein, we have examined the Registration Statement and all amendments to date, the organizational documents of the Company, the Seventh Amended and Restated Agreement of Limited Partnership of Simon Property Group, L.P. (the "Operating Partnership"), including an Amended and Restated Supplement thereto dated as of December 16, 2003, and such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

        In our examination of documents, we have assumed, with your consent, (i) that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; (ii) that all representations and statements set forth in such documents are true and correct; (iii) that any representation or statement made as a belief or made "to the knowledge of," or similarly qualified is correct and accurate without such qualification; and (iv) that the Company, the Operating Partnership, and the Subsidiary Partnerships (as defined in the representation letter described in the following paragraph), and all other entities described in such letter, at all times will be organized and operated in accordance with the terms of such documents.

        For purposes of rendering the opinions expressed herein, we also have assumed, with your consent, the accuracy of the representations as to matters of fact contained in the letter from the Company to us which relate to the ownership and operation of the Company, Retail Property Trust, and the Operating Partnership.

        Based upon and subject to the foregoing, we are of the following opinions:

        1.     The Company has been organized and has operated in a manner so as to qualify for taxation as a REIT under the Internal Revenue Code.

        2.     The Company has been organized and has operated in a manner, as described in the Registration Statement and as represented by the Company, so as to remain qualified as a REIT.

        3.     The discussion contained in that portion of the Registration Statement under the caption "Important Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of the shares of common stock of the Company.

        This opinion letter is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement or the representation letter referred to above may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon its ability to meet—through actual annual operating results—requirements under the Internal Revenue Code regarding income, distributions and diversity of stock ownership. Because the satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of its operations for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Internal Revenue Code.

        We hereby consent to the filing of this opinion letter as Exhibit 8 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving our consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

        We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

Very truly yours,
/s/ BAKER & DANIELS

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  EXHIBIT 8